Exhibit 10.2

Confidential treatment has been requested for portions of this document.  This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request.  Omissions are designated by the symbol […***…].  A complete version of this document has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO AGREEMENT

DATED OCTOBER 15, 2009

This Amendment to Agreement (the “Amendment”) dated as of June 1, 2010 to the Agreement dated October 15, 2009 (the “Agreement”), by and among Parball Corporation dba Bally’s Las Vegas, a Nevada corporation having its principal place of business located at 3465 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Paris Las Vegas Operating Company, LLC dba Paris Las Vegas, a Nevada corporation having its principal place of business located at 3655 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Flamingo Las Vegas Operating Company, LLC dba Flamingo Las Vegas, a Nevada corporation having its principal place of business located at 3555 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Rio Properties, Inc. dba Rio All-Suite Hotel and Casino, a Nevada corporation having its principal place of business located at 3700 W. Flamingo Road, Las Vegas, Nevada 89103; Harrah’s Las Vegas, Inc. dba Harrah’s Las Vegas, a Nevada corporation having its principal place of business located at 3475 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Desert Palace, Inc. dba Caesars Palace, a Nevada corporation having its principal place of business located at 3570 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Harrah’s Imperial Palace Corp. dba Imperial Palace a Nevada corporation having its principal place of business located at 3535 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and Corner Investment Company, LLC dba Bill’s Gamblin’ Hall & Saloon having its principal place of business located at 3595 Las Vegas Boulevard South Las Vegas, Nevada 89109 (all such entities being hereinafter collectively referred to as “Harrah’s”) on the one hand; and ALLEGIANT AIR, LLC., a Nevada limited liability company, (hereinafter referred to as “Supplier”) on the other hand, having its principal place of business at 8360 S. Durango Drive, Las Vegas, NV 89113.

WHEREAS, the Parties hereto are parties to that certain Agreement dated as of October 15, 2009 (the “Initial Agreement”); and

WHEREAS, the Parties desire to extend the Term of the Agreement and make certain other changes to the Agreement as herein described

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.             The following language shall be added to Section 1.1 of the Agreement: Notwithstanding the foregoing, the Parties agree that the Term of the Agreement was extended on March 21, 2010 by Supplier’s payment to Harrah’s on April 19, 2010 the additional sum of Two Million Dollars ($2,000,000.00) (the “Bridge Payment”) and that said payment shall be added to and included within the definition of the term “Lump Sum” as such term is defined in the Agreement, with said Lump Sum payment consisting of the total sum of Twelve Million Dollars ($12,000,000.00). Supplier shall be entitled to extend the Term (the “Extension Term”) by making payment to Harrah’s in an amount of Twenty-five Million Dollars ($25,000,000) (the “Additional Payment”) on or before the utilization of the Bridge Payment, which Additional Payment shall be added to and included within that which is defined as the “Lump Sum”. The Extension Term shall end upon the earlier of a) thirty (30) months following payment of the Additional Payment by Supplier to Harrah’s; or b) the utilization of the Lump Sum. The Effective Date of the Extension Term shall be the date upon which Supplier tenders payment of the Additional Payment to Harrah’s.

2.             Exhibit A to the Agreement shall be amended by addition of the following entities:  PHW Manager, LLC and Westgate Planet Hollywood Las Vegas, LLC d/b/a PH Towers at Westgate.

3.             Exhibit B of the Agreement shall be deleted and replaced by Exhibit B which is attached to this Amendment and incorporated herein by reference.

4.             Wherever in the Agreement either Party is required to make weekly reports to the other Party, said language shall be modified such that the weekly reporting requirement shall only occur upon request of the other Party.

5.             Except as specifically modified herein, the Agreement shall remain in full force and effect. Should any conflict arise related to the terms of the Agreement and the Amendment, the terms in the Amendment shall be deemed controlling.

[THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereby execute this Addendum to be effective on the date first written above:

HARRAH’S:	SUPPLIER:

PARBALL CORPORATION	ALLEGIANT AIR, LLC
d/b/a Bally’s Las Vegas	a Nevada limited liability Company
a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

PARIS LAS VEGAS OPERATING COMPANY, LLC
d/b/a Paris Las Vegas
a Nevada corporation

By:
Name:
Title:
Date:

FLAMINGO LAS VEGAS OPERATING COMPANY, LLC
d/b/a Flamingo Las Vegas
a Nevada corporation

By:
Name:
Title:
Date:

RIO PROPERTIES, INC.
d/b/a Rio All-Suite Hotel and Casino
a Nevada corporation

By:
Name:
Title:
Date:

HARRAH’S LAS VEGAS, INC.
d/b/a Harrah’s Las Vegas
a Nevada corporation

By:
Name:
Title:
Date:

DESERT PALACE, INC.
d/b/a Caesars Palace
a Nevada corporation

By:
Name:
Title:
Date:

HARRAH’S IMPERIAL PALACE CORP.
d/b/a Imperial Palace
a Nevada corporation

By:
Name:
Title:
Date:

CORNER INVESTMENT COMPANY, LLC
d/b/a Bill’s Gamblin’ Hall & Saloon

By:
Name:
Title:
Date:

PHW Manager, LLC

By:
Name:
Title:
Date:

Westgate Planet Hollywood Las Vegas, LLC
d/b/a PH Towers at Westgate

By:
Name:
Title:
Date:

EXHIBIT B

Weekdays (Sunday through Thursday)

•                  The Harrah’s property indicated below shall provide to Supplier the following number of rooms (first line) at the below listed pricing (line two).

WD Tier 1

BLV	CLV	FLV	HLV	ILV	PHV	PLV	RLV	TLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at a Harrah’s property, the Harrah’s property at which supply has been exhausted shall provide Supplier the following number of rooms at the Tier 2 price listed immediately below for the remainder of said day.

WD Tier 2

BLV	CLV	FLV	HLV	ILV	PHV	PLV	RLV	TLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Should Supplier exhaust its supply of rooms during any single day at the Tier 2 price at a Harrah’s property, Supplier may continue to book rooms (subject to availability) at that Harrah’s property at a rate of […***…].  Supplier shall have the right to inspect, copy and audit Harrah’s books and records as provided in Section 5.1 of the Agreement.

Weekend (Friday and Saturday)

•                  The Harrah’s property indicated below shall provide to Supplier the following number of rooms (first line) at the below listed pricing (line two).

WE Tier 1

BLV	CLV	FLV	HLV	ILV	PHV	PLV	RLV	TLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at a Harrah’s property, the Harrah’s property at which supply has been exhausted shall provide Supplier the following number of rooms at the Tier 2 price below listed immediately below for the remainder of said day.

WE Tier 2

BLV	CLV	FLV	HLV	ILV	PHV	PLV	RLV	TLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Should Supplier exhaust its supply of rooms during any single day at the Tier 2 price at a Harrah’s property, Supplier may continue to book rooms (subject to availability) at that Harrah’s property at a rate of […***…].

Restrictions applicable to all rooms provided to Supplier under the terms of the Agreement:

A.                                   The following dates (commencing on each of the first listed dates, through and including each of the last listed dates) shall be considered “special event” dates and Supplier shall not be permitted to book any rooms at the preferred pricing referred to hereinabove on said dates for the following properties referenced hereinabove as “BLV”, “CLV”, “FLV”, “HLV”, “ILV”, “PHV”, “PLV”, and “RLV”:

a.                    […***…]

b.                   […***…]

c.                    […***…]

d.                   […***…]

e.                    […***…]

f.                      […***…]

g.                   […***…]

h.                   […***…]

B.                                     The following dates (commencing on the first listed date, through and including the last listed date) shall be considered “special event” dates and Supplier shall not be permitted to book any rooms at the preferred pricing referred to hereinabove on said dates for the following property referenced hereinabove as “TLV”:

a.               […***…]

b.              […***…]

C.                                     On special event dates, Harrah’s shall provide Allegiant with rooms at rates that are priced at […***…]. If a special event date is stop-sold through other wholesale channels for any individual Harrah’s property, inventory at said Harrah’s property will also be “stop-sold” to Allegiant, which means that Allegiant shall not be entitled to book any additional rooms at said Harrah’s property.

D.                                    If any date is stop-sold at a Harrah’s property through other wholesale channels and Allegiant has not, at the time the stop-sell occurs, used all blocked rooms in Tier One and Tier Two for that Harrah’s property, Allegiant will be allowed to continue to sell rooms at the agreed tier rates at the specific Harrah’s property that is “stop selling” for all available allocated rooms in Tier One and up to 50% of the available allocated rooms in Tier 2, but shall not be entitled to book any other rooms at a discounted rate. By way of example:

1.               If Allegiant has booked rooms less than the total allocated in Tier 1 for a Harrah’s property at the time at which a stop sell occurs at that Harrah’s property for other wholesale channels, Allegiant will be allowed to book the remaining rooms available to it in Tier 1 at the specified Tier 1 rate, as well as 50% of its allocation in Tier 2 at the Tier 2 rate.

2.               If Allegiant has booked a room total greater than 50% of its allocation of Tier 2 rooms at the Harrah’s property at the time the Harrah’s property moves to a stop-sell status, Allegiant may not book any additional rooms for that date at the discounted rates described in this Agreement.

E.                                      The allocation of rooms provided to Allegiant as described herein is non-cumulative. In other words, rooms not booked on a given day may not be carried over to any other day. By way of example, if Allegiant books […***…] rooms at Bally’s at the Tier 1 rate on a given weekday, it may not book […***…] rooms at the Tier one rate the next day.

AGREEMENT

Regardless as to its date of execution this AGREEMENT (“Agreement”) shall be deemed made, entered into and effective on this            day of September, 2009 (“Effective Date”) by and between Parball Corporation dba Bally’s Las Vegas, a Nevada corporation having its principal place of business located at 3465 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Paris Las Vegas Operating Company, LLC dba Paris Las Vegas, a Nevada corporation having its principal place of business located at 3655 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Flamingo Las Vegas Operating Company, LLC dba Flamingo Las Vegas, a Nevada corporation having its principal place of business located at 3555 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Rio Properties, Inc. dba Rio All-Suite Hotel and Casino, a Nevada corporation having its principal place of business located at 3700 W. Flamingo Road, Las Vegas, Nevada 89103; Harrah’s Las Vegas, Inc. dba Harrah’s Las Vegas, a Nevada corporation having its principal place of business located at 3475 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Desert Palace, Inc. dba Caesars Palace, a Nevada corporation having its principal place of business located at 3570 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Harrah’s Imperial Palace Corp. dba Imperial Palace, a Nevada corporation having its principal place of business located at 3535 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and Corner Investment Company, LLC dba Bill’s Gamblin’ Hall & Saloon, a Nevada limited liability company having its principal place of business located at 3595 Las Vegas Boulevard South Las Vegas, Nevada 89109 (all such entities being hereinafter collectively referred to as “Harrah’s”); and ALLEGIANT VACATIONS, LLC., a Nevada limited liability company, (hereinafter referred to as “Supplier”), having its principal place of business at 8360 S. Durango Drive, Las Vegas, NV 89113. Harrah’s and Supplier are collectively referred to as the “Parties” and each is singularly referred to as the Party.

WHEREAS, Supplier is a provider of travel services through its website and;

WHEREAS, Harrah’s owns, operates and/or manages, certain casino hotel properties in Las Vegas, Nevada; and

WHEREAS, Harrah’s desires to provide Supplier with a certain number of hotel rooms (“Room(s)”) at some or all of its Las Vegas owned and operated casino hotel properties (“Properties”) to be offered for sale on Supplier’s website subject to the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.             Term and Termination/Payment to Harrah’s

1.1 This Agreement is entered into as of the Effective Date and shall terminate upon the earlier of either a) eighteen (18) months following the effective date; or b) utilization of the “Lump Sum” as such term is defined hereinbelow.

1.2 Upon execution of this Agreement, Supplier will pay to such entity designated by Harrah’s the sum of Ten Million Dollars ($10,000,000.00) which sum (the “Lump Sum”) represents advance payment for bookings effectuated through Supplier as described further herein. Each of the casinos constituting “Harrah’s” under this Agreement hereby acknowledges that it will benefit significantly from such payment.

1.3 Either party will have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party in the event that: (1) the other party is in default of any provision of this Agreement which default has not been cured within thirty (30) days after receipt of written notice of the default, or (2) the other party terminates operations, is involved in bankruptcy, or engages in legal relief from creditors, in which event the termination shall take effect immediately upon notice, or (3) if the other party’s reputation, associations, or business practices are such that the terminating party, in good faith, determines that further association would be detrimental to the good name and reputation of the terminating party.

1.4 In the event of any termination of this Agreement under Section 1.3 or elsewhere in this Agreement, Harrah’s will honor any reservations which have been made through Supplier prior to the effective date of termination to the extent the charges therefor are covered by the remaining portion of the Lump Sum, a letter of credit on terms reasonably acceptable to Harrah’s or such other financial arrangements reasonably acceptable to Harrah’s. In the event of the termination of this Agreement for any reason whatsoever prior to the depletion of the entire Lump Sum, Harrah’s shall be obligated to repay to Supplier the unused portion of the Lump Sum as provided elsewhere herein, with the understanding that Harrah’s may retain that portion of the Lump Sum necessary to cover the room rates and taxes for reservations made prior to the effective termination date.  Each of the Harrah’s casinos which are parties to this Agreement shall be jointly and severally obligated for the repayment obligation.

1.5 Upon any termination of this Agreement under Section 1.3 or elsewhere in this Agreement for any reason whatsoever, and as a condition to Harrah’s termination of this Agreement, Harrah’s shall refund to Supplier the remaining balance of the Lump Sum reduced by a reasonable estimate of the room rates and taxes for future bookings reserved under this Agreement prior to the effective date of termination.  Harrah’s shall make a good faith estimate of the amount of the refund and make an initial refund to Supplier based on that estimate within fourteen (14) days after the effective date of termination. The parties shall use good faith efforts to reconcile and agree on such estimate (the “initial Reconciliation”) within thirty (30) days after the effective date of termination and shall adjust the payments between them based on such agreed upon reconciliation. The parties agree to make a final reconciliation (“true up”) of the amounts retained by Harrah’s within three (3) months after the termination date or as soon as reasonably practicable thereafter after all future bookings have been satisfied. In the event the parties are unable to agree on the interim Reconciliation or the final reconciliation, either party shall have the right to submit the matter to non-binding mediation with a mediator mutually agreeable to both parties (or pursuant to the procedures of the American Arbitration Association in Las Vegas, Nevada if the parties cannot agree upon a mediator within a reasonable time). In the mediation, Harrah’s shall designate a single representative who will have the authority to bind all of the parties constituting “Harrah’s.” The parties agree to participate in the mediation in good faith.

1.6 In the event of the occurrence (prior to the termination of this Agreement) of the signing of any contract for sale of any Harrah’s casino that is the subject of this Agreement, Harrah’s shall cease accepting reservations (“Stop Sell”) for said casino ninety (90) days prior to the scheduled closing date for said sale. A Stop Sell for a particular casino shall also become effective upon the filing of a petition in bankruptcy by or against such casino, in the event such casino shall be unable to pay its debts as they come due or a receiver is appointed for such casino, or in the event such casino shall cease hotel activities. Any Harrah’s casino subject to a Stop Sell is referred to as a “Discontinued Casino.”  Thereafter, Harrah’s shall make rooms available to Supplier at its remaining casinos (the “Remaining Casino” or “Remaining Casinos”) in a number that equals that which would otherwise be available to Supplier at the Discontinued Casino for the remainder of the Term. The number of rooms provided to Supplier at each Remaining Casino shall be in proportion to the total number of rooms provided by each Remaining Casino as compared to the total rooms provided by all Remaining Casinos. By way of example, if a Stop Sell occurs at Flamingo Las Vegas as described in this paragraph, for each week for the remainder of the Term, Bally’s Las Vegas will accept up to 17 additional room reservations at Tier 1 pricing at Bally’s for Sunday –Thursday reservations calculated as follows: The Tier 1 allocation of Sunday – Thursday rooms is 80 rooms per week for Flamingo Las Vegas, 100 rooms per week for Bally’s Las Vegas and 575 rooms per week for all casinos subject to this Agreement. Bally’s would be allocated an additional number of rooms equal to 11/(575 – 80) X 80 = 16.

In the event a Stop Sell is implemented under this Section for three (3) or more Harrah’s casinos, then Supplier will have the right to terminate this Agreement without further obligation to Harrah’s and receive a refund as provided in Section 1.5.

1.7 The Parties’ obligations in Sections 6, 8, 10, 15 and 18 shall survive termination of this Agreement.

2.             Applicability and Pricing

2.1 The terms and conditions of this Agreement are intended to be available to each of Harrah’s Properties in existence on the Effective Date. A list of each of the Harrah’s Properties to which this Agreement is applicable is set forth in Exhibit A. Supplier acknowledges, understands and agrees that each individual entity and not any of its other affiliated entities, is solely liable for the obligations imposed pursuant to this Agreement, related to the Goods and Services provided by that Property. This includes, but is not limited to, those obligations referred to in Sections 9 and 11 of the Agreement. In exchange for the payment made by Supplier to Harrah’s, Harrah’s agrees to provide for the use of Supplier certain room inventory upon dates, at rates and with the restrictions described in Exhibit B, which is attached hereto and incorporated herein by reference. Harrah’s shall debit the room rates against the amount Supplier has paid to Harrah’s as described in paragraph 1.2 hereinabove upon check out of each reservation and Harrah’s shall provide Supplier with a monthly accounting of same; provided, however, that the reports shall be provided weekly after the remaining Lump Sum has been reduced to $2,000,000. At the end of the Term, should there be unused funds, Harrah’s shall return the same to Supplier within 10 business days following conclusion of the Term.

2.2 If, during the Term, the balance of the Lump Sum has been reduced to $2,000,000, then the parties shall negotiate in good faith an extension of this Agreement and a replenishment of all or a portion of the Lump Sum subject to the parties’ mutual agreement. If the balance of the Lump Sum has been reduced below $1,000,000, Supplier may post an irrevocable letter of credit in the amount of […***…], which letter of credit shall be on terms and with a financial institution reasonably agreeable to Harrah’s, consistent with the previous business arrangement between the parties.  If Supplier fails to post such a letter of credit, then Harrah’s shall not be required to honor subsequent reservations made through Supplier unless other mutually satisfactory payment arrangements shall have been made. Should Supplier not timely provide to Harrah’s the letter of credit or should the Parties determine not to continue the Agreement, Harrah’s shall be required to honor only those reservations for which sufficient Lump Sum remains to fulfill payment obligations for the room rates and taxes for said reservations or for which a letter of credit has been posted or other mutually agreeable payment arrangements shall have been made.  In the event the charges for which Supplier is responsible exceed the remaining Lump Sum, Supplier shall pay the amount thereof within two (2) weeks after receipt of an invoice therefor consistent with the prior practice of the parties.

2.3 Supplier agrees to market Harrah’s rooms on its website; provided, however, that nothing herein shall preclude Supplier from selling competitive services in Las Vegas or elsewhere.

3.             Room Restrictions

3.1 Supplier shall advise its customers that at the time of check-in (i) at least one (1) guest per room must be twenty-one (21) years or older; and (ii) each individual guest will be required to provide Harrah’s with valid photo identification before such guest will be allowed to occupy a Room. If no photo identification is provided, or in the event the photo identification does not match the name on the reservation, Harrah’s reserves the right to refuse to allow Supplier’s customers to check into the Room.

3.2 Harrah’s reserves the right to impose additional policies and room restrictions at any of its properties; provided, however, that any such policies and room restrictions shall be consistent with the restrictions generally applicable to customers of other wholesalers, which policies and room restrictions are attached hereto and incorporated herein as Exhibit D. Changes to these policies and room restrictions shall be communicated to Supplier in writing and delivered by either email, facsimile or express courier service and will be effective immediately upon receipt.

4.             Relocation Policy

4.1 Harrah’s will use reasonable commercial efforts to ensure that Rooms purchased by Supplier’s customers will be available at the date and time of check-in. Harrah’s reserves the right, however, at its sole discretion, to relocate Supplier’s customer(s) to another Room within the same property or to a different property, provided that the alternate accommodations are comparable to or better than the original Room purchased by customer. Any such relocation shall be made at no additional charge to customer or Supplier.

4.2 Harrah’s agrees that in employing its Relocation Policy it will not differentiate between customers of Supplier and any other guest of Harrah’s when determining which guests shall be required to relocate.

5.             Payments

5.1 Credit for Lump Sum Payment by Supplier to Harrah’s shall be as follows: Harrah’s will provide a monthly report (weekly report after the Lump Sum has been reduced to $2,000,000) to Supplier that will detail the number of rooms booked and consumed by customers of Supplier, as well as the amounts deducted from the Lump Sum payment. The only amounts that may be deducted from the Lump Sum shall be the base room charges for Supplier’s customers and all taxes or other fees required to be paid to any governmental authority.  Any additional charges shall be the responsibility of the hotel guest, and Harrah’s shall be solely responsible for arranging for the collection of these amounts, with the understanding that Harrah’s shall not be required to fulfill reservations for any room unless at least one occupant provides Harrah’s with a valid credit card (or cash deposit) upon check-in. Supplier shall advise Customers of said policy prior to accepting a Customer’s reservation. The Harrah’s casino for which a reservation is booked shall prepare and maintain its books and records relating to its bookings in accordance with its internal accounting standards consistently applied. Said casino shall keep true, correct and complete books and records with respect to its exercise of any of its rights hereunder.  Once following each three (3) month period during the Term for each casino that is the subject of this Agreement, Supplier may inspect, copy and audit said casino’s book and records related to the matters related to this Agreement, at Supplier’s expense, at the casino’s regular place of business in the State of Nevada, any time during normal business hours upon five (5) days prior written notice.

6.             Confidential Information

6.1 Each Party acknowledges that the terms of this Agreement and any and all information exchanged pursuant to this Agreement about the other Party’s business which is not publicly known, including, without limitation, trade secrets, customer lists, customer contact information, sales, cost or other unpublished financial information, marketing data, and any other information of a Party which is marked or identified as, or provided under circumstances indicating that it ought to be treated as, confidential, is confidential and proprietary information (“Confidential Information”). Notwithstanding anything herein to the contrary, each individual staying at a Harrah’s casino shall be deemed a “Harrah’s Customer” upon and after arrival and Harrah’s shall be entitled to use information obtained from and related to said Customer without regard to the requirements of this Section 6 following check-in of said Customer.

6.2 Each Party shall treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party except to the extent required by law. Each Party shall disclose Confidential Information of the other Party to their employees only on a need-to-know basis and only if they are bound by confidentiality obligations not materially less restrictive than those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement. Each Party shall promptly notify the other Party of any actual or suspected misuse or unauthorized disclosure of the other Party’s Confidential Information.

6.3 Notwithstanding the above, neither Party shall have any liability to the other with regard to any Confidential Information of the other which the receiving Party can prove: (a) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving Party; (b) was rightfully known to the receiving Party, without restriction, at the time of disclosure; (c) was disclosed with the prior written approval of the disclosing Party; (d) was independently developed by the receiving Party without any use of the Confidential Information; (e) became rightfully known to the receiving Party, without restriction, from a source other than the disclosing Party, without breach of this Agreement by the receiving Party and otherwise not in violation of the disclosing Party’s rights; or (f) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving Party shall provide prompt notice of the latter event to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.

6.4 The obligations of confidentiality hereunder shall apply during the term of this Agreement and for a period of three (3) years thereafter.

6.5 The parties acknowledge that disclosure of any Confidential Information by one Party will give rise to irreparable injury to the other Party, and, as a matter of law, such injury is inadequately compensable in damages. Accordingly, the injured Party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available.

7.             Trademarks and Service Marks

7.1 Harrah’s Marks; License Grant to Supplier: Harrah’s shall provide Supplier with electronic files containing the Harrah’s trademarks, logos, trade names and service marks to be used for the limited purpose of satisfying the obligations under this Agreement (the “Harrah’s Marks” or “Marks”). Subject to the terms and conditions of this Agreement, Harrah’s hereby grants Supplier a non-exclusive, royalty free, non-transferable (other than in connection with any permitted assignment or transfer of this Agreement), license to use and display the Harrah’s Marks during the Term solely as necessary to perform its obligations under this Agreement, or as otherwise authorized under this Agreement.

7.2 Supplier’s Marks Harrah’s shall not have the right to use or display any of Supplier’s trademarks, logos, trade names or service marksunder this Agreement

7.3 Intellectual Property Usage Guidelines: Each Party shall use the other’s Marks including its trademarks, service marks, domain names, copyrights, logos, designs, and all other forms of Intellectual property (the “Intellectual Property”) only as provided, shall comply with any trademark usage or brand standards guidelines as provided to it from time to time, and shall not alter the Intellectual Property in any way, nor shall it act or permit action in any way that would impair, disparage or diminish the rights of owning Party in its Intellectual Property. No Party shall use the Marks as a domain name, any part of a domain name, as a metatag or as a pay for placement term in its Internet Advertising without the prior written approval of the other Party. Each Party acknowledges that its use of the other Party’s Intellectual Property shall not create any right, title or interest in or to such Intellectual Property. Each Party shall have the right to monitor the quality of the other Party’s use of its Intellectual Property. Additionally, each Party shall notify the other promptly in writing of any known infringement of the other’s Intellectual Property. Any references to a Party’s Intellectual Property shall contain the appropriate trademark, copyright or other legal notice provided from time to time by owning Party. If such inappropriate use is found, the owning Party shall have the right to direct the other Party to cease use or modify such use to be an appropriate use of the Party’s Intellectual Property. Neither Party will at any time during or after the term of this Agreement, register, attempt to register, claim any interest in, contest the use of, or otherwise adversely affect the validity of any of the other Party’s Intellectual Property (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any such marks). The licenses described in this Section 12 shall end at the expiration of the initial term or any subsequent term of this Agreement.

7.4 Keyword Buy Policy: Neither Party shall place an advertisement or any kind of paid or free inclusions or bidding on any keywords that include the other Party’s brands or trademarks in whole or variations thereof or any keyword combinations and match types that may include any of the other Party’s brands or trademarks on any search engines. This restriction also applies to any websites that offer advertising or link inclusion with the goal of driving traffic to the initiating Party’s web site(s). Any use of the other Party’s brands or trademarks or any imagery of any type on any site other than those covered by this Agreement must be approved in writing by the owner of the Mark, prior to use. In addition, any Supplier found in violation of this policy is subject to having either temporary or permanent forfeiture of the ability to sell Harrah’s inventory.

8.             Infringement of Intellectual Property Rights/Indemnification

8.1 Each party (the Indemnifying Party) shall defend, indemnify and hold harmless the other party (the Indemnified Party) and its officers, directors and employees from, and against, all claims, costs, damages, expenses, settlements, awards, demands and liability, based on a claim that the services provided pursuant to this Agreement (the “Services”) or any work product produced in connection with the Services provided under this Agreement infringe any valid patent, trademark, copyright or trade secret of a third party or similar claims provided that (i) the Indemnified Party promptly notifies the Indemnifying Party in writing of such action; (ii) the Indemnifying Party shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided that no settlement or compromise may be entered into by the Indemnifying Party without first obtaining a full and complete release of the Indemnified Party; and (iii) the Indemnified Party shall cooperate reasonably with the Indemnifying Party at the expense of the Indemnifying Party in the defense, settlement or compromise of any such action. In the event that a final injunction is obtained against the Indemnifying Party’s use of the Services, or if the Indemnifying Party reasonably believes that the Indemnified Party’s use of the Services could be so enjoined, or if in the Indemnifying Party’s opinion any Services are likely to become the subject of a successful claim of such infringement, the Indemnifying Party shall, at its sole option and expense, (i) procure for the Indemnified Party the right to continue using the Services as provided in this Agreement, (ii) replace or modify the Services so that they become non-infringing (so long as the functionality of the Services is essentially unchanged) or, in the event neither of the previous two options are commercially feasible for the Indemnifying Party, (iii) terminate the rights granted hereunder with no further obligation on the part of the Indemnified Party. This indemnification clause shall survive termination of this Agreement with respect to indemnification obligations arising prior to such termination. For all purposes of this Agreement, the only “Services” to be performed by Supplier for Harrah’s under this Agreement shall be the booking of reservations at the Harrah’s casinos.

8.2 Harrah’s shall defend, indemnify and hold harmless Supplier and its officers, directors and employees from, and against, all claims, costs, damages, expenses, settlements, awards, demands and liability, based on a claim that the Harrah’s Marks authorized for use by Supplier under this Agreement infringe any valid patent, trademark, copyright or trade secret of a third party or similar claims provided that (i) Supplier promptly notifies Harrah’s in writing of such action; (ii) Harrah’s shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided that no settlement or compromise may be entered into by Harrah’s without first obtaining a full and complete release of Supplier; and (iii) Supplier shall cooperate reasonably with Harrah’s at the expense of Harrah’s in the defense, settlement or compromise of any such action. In the event that a final injunction is obtained against Supplier’s use of the Harrah’s Marks, or if Harrah’s reasonably believes that Supplier’s use of the Harrah’s Marks could be so enjoined, or if in Harrah’s opinion any Harrah’s Marks are likely to become the subject of a successful claim of such infringement, Harrah’s shall, at its sole option and expense, (i) procure for Supplier the right to continue using the Harrah’s Marks as provided in this Agreement, (ii) replace or modify the Harrah’s Marks so that they become non-infringing or, in the event neither of the previous two options are commercially feasible for Harrah’s, (iii) terminate the rights granted hereunder with respect to the Harrah’s Marks at issue. This indemnification clause shall survive termination of this Agreement with respect to indemnification obligations arising prior to such termination.

9.             Warranty

In addition to the warranties provided in this Agreement:

9.1 Each of the Parties hereto represents and warrants to the other that (i) it has full power and authority to enter into this Agreement and perform its obligations hereunder, and (ii) all necessary corporate action has been duly taken to authorize the individual signing below to sign this Agreement.

9.2             Supplier warrants that all Services will be provided herein in a professional manner and according to industry standards.

9.3             Supplier represents and warrants that it has, and will maintain during the term of this Agreement, all permits, approvals and licenses required for it to satisfy its obligations under this Agreement.

10.          Defense, Indemnity and Hold Harmless

10.1 Each Party (the Indemnifying Party), its parent, subsidiary or affiliated companies, shall defend, indemnify and hold harmless the other Party (the Indemnified Party), its parent, subsidiary, affiliated companies, and their officers, directors and employees from, and against, all claims, costs, damages, expenses, settlements, awards, demands and liability of any kind or nature whatsoever, including attorney’s fees, court costs, costs of appeal and expert witness fees for injury, loss, harm, or damage to persons or property because of or in any manner connected with or arising out of (a) any negligent, reckless or willful act or omission of the Indemnifying Party, its parent, subsidiary or affiliated companies, (b) the Indemnifying Party’s violation of any law, statute, ordinance or regulation applicable to its business or sales activities, and (c) any material breach of this Agreement by the Indemnifying Party.

10.2 Additionally, Harrah’s shall defend, indemnify and hold harmless Supplier, its parent, subsidiary or affiliated companies, its officers, directors and employees from, and against, all claims, costs, damages, expenses, settlements, awards, demands and liability of any kind or nature whatsoever, including attorney’s fees, court costs, costs of appeal and expert witness fees for injury, loss, harm, or damage (i) to the extent attributable to a guest’s stay at any Harrah’s property, or (ii) in connection with Supplier’s use of direct connectivity technology required under Section 3 of this Agreement.

10.3 Additionally, Supplier shall defend, indemnify and hold harmless Harrah’s, its parent, subsidiary or affiliated companies, its officers, directors and employees from, and against, all claims, costs, damages, expenses, settlements, awards, demands and liability of any kind or nature whatsoever, including attorney’s fees, court costs, costs of appeal and expert witness fees for injury, loss, harm, or damage in connection with any damage, injury or death to any patron to the extent attributable to Supplier’s provision of airline travel to any individual making reservations at Harrah’s through Supplier.

10.4 These provisions shall continue to apply upon termination of this Agreement for obligations arising prior to such termination.

11.          Force Majeure

11.1 Each Party’s performance shall be excused for any delay or lack of delivery resulting directly or indirectly from any foreign or domestic embargo, product detention, seizure, act of God, insurrection, and/or continuance of war, the passage or enactment of any law or ordinance, regulation, ruling or order interfering directly with delivery or other means of transportation due to fire, flood, explosion, riot, strike or other acts of nature or man that are beyond the reasonable control of such Party unless such contingency is specifically excluded in another part of this Agreement (“Force Majeure Event”). In the event there is a delay or lack of delivery of services for more than thirty (30) consecutive days due to a Force Majeure Event, the non-affected Party may terminate this Agreement upon written notice to the affected Party.

12.          Insurance

12.1 General Liability and Auto Liability Insurance: Supplier shall obtain, carry and keep in full force and effect a general liability insurance policy in the amount of $2,000,000.00 per occurrence and $2,000,000.00 in the aggregate and shall include blanket contractual, independent contractual, broad form property damage, cross liability, severability of interests, personal and advertising injury. Supplier shall also carry automobile insurance for bodily injury and property damage in the amount of $1,000,000.00 per accident. Such automobile coverage shall cover owned, hired and non-owned automobiles. Supplier agrees that each Harrah’s entity named in the opening paragraph of this Agreement and each of those entities’ parents, subsidiaries and affiliates (hereinafter collectively referred to as “Casino Group”) shall be named as additional insureds under such policy or policies. The coverage for an additional insured shall apply on a primary basis irrespective of any other insurance whether collectable or not.

12.2 Evidence of Insurance: Supplier agrees that the insurance required herein may not be canceled prior to the end of the term of this Agreement. Supplier agrees to provide to Harrah’s a certificate of insurance in accordance with the foregoing upon the execution of this Agreement. Certificate of insurance shall be provided both directly to Harrah’s and via electronic format to Ins_Certs@Harrahs.com. Supplier’s failure to provide a copy of the required certificate shall not relieve Supplier of its responsibility to secure the required insurance policy. Supplier’s failure to obtain the required certificate shall not be considered a waiver of Supplier’s material obligation to secure the required insurance and name the appropriate additional insureds. All policies of insurance shall (1) provide for not less than 30 days prior written notice of cancellation or material change to Harrah’s, (2) have an A.M. Best rating of A or better, (3) be primary and non-contributory with respect to any other insurance or self-insurance program of Harrah’s, and (4) provide a waiver of subrogation to each Harrah’s casino that is a party to this Agreement, as well as Harrah’s Operating Company, Inc. Supplier further agrees that it shall request any subcontractors or sub-vendors engaged by Supplier to perform Services under this Agreement to carry like and similar insurance with the same additional insured requirements.

12.3 Failure to Maintain Insurance: Failure to maintain the insurance required in this section will constitute a material breach of contract and may result in termination of this Agreement at Harrah’s option.

12.4 Representation of Insurance: By requiring the insurance as set out in this section, Harrah’s does not represent that coverage and limits will necessarily be adequate to protect Supplier, and such coverage and limits shall not be deemed as a limitation on Supplier’s liability under the indemnities provided to Harrah’s in this Agreement, or any other provision of the Agreement.

13.          Compliance with Law

13.1 Both Supplier and Harrah’s shall at all times fully comply with and faithfully carry out all laws, statutes, ordinances, regulations, promulgations and mandates of all duly constituted authorities applicable to the use, maintenance, safety and occupancy of the Harrah’s premises, performance of the Services pursuant to this Agreement and the conduct of business therein, and any failure to do so shall constitute a default under this Agreement in which event this Agreement may be immediately terminated by the other Party. Harrah’s acknowledges that no Supplier personnel will be on Harrah’s premises for the performance of Services under this Agreement. Both Supplier and Harrah’s shall at all times maintain in good standing and effect all necessary and proper business licenses and other licenses and permits relating to its business operations. Supplier agrees that the Services will comply with all federal, state and local laws, including but not limited to obtaining, where necessary, approval as a vendor by any governmental or other regulatory body which regulates casino gaming. If applicable, Supplier warrants that it shall comply with Gramm-Leach-Bliley Act, 15 USC, Subchapter 1, Sec. 6801-6809 and specifically 16 CFR Part 314 in its entirety in the implementation and maintenance of appropriate safeguards for all customer information provided to Supplier by Harrah’s.

14.          Suitability or Licensure Before Commission

14,1 As a holder of a privileged gaming license, Harrah’s is required to adhere to strict laws and regulations regarding vendor and other business relationships. If at any time Harrah’s determines, in its sole discretion, that its association with Supplier, its principals or any key employees could violate any applicable statutes and regulations regarding prohibited relationships with gaming companies, Harrah’s may immediately terminate this Agreement and have no further liability to Supplier whatsoever, except to honor reservations made prior to the effective date of termination and except for the repayment required under Section 1.5 hereof.

14.2 If this Agreement requires that Supplier be licensed by any federal, state, and/or local gaming regulatory agency (“Gaming Authorities”), then Supplier may secure said licensing at its sole cost and expense or, alternatively, terminate this Agreement without liability to Harrah’s.

14.3 It is fully understood by and between the parties that licensure of Supplier with any applicable Gaming Authorities, if required, shall be and is a condition that must be met before Harrah’s can proceed with this Agreement. If there are no Gaming Authority requirements that Supplier be licensed to perform these Services, but this Agreement is valued in excess of $750,000 per year, Supplier agrees to complete and submit to Harrah’s a Business Information Form and to undergo Harrah’s background investigation process to comply with Harrah’s compliance policies. Harrah’s acknowledges that the Business Information Form has already been received from Supplier and that Supplier has already undergone Harrah’s background investigation process.

14.4  If any Gaming Authority requires approval of this Agreement or its terms, it is understood by and between the Parties that this approval shall be obtained prior to the performance of any part of this Agreement. If the Gaming Authority disapproves the Agreement or its terms and conditions, Harrah’s shall have the right to immediately terminate the Agreement without further liability to Supplier except to honor reservations made prior to the effective date of termination and except for the repayment required under Section 1.5 hereof. If a certain jurisdiction has preferential licensing, Supplier shall comply with such requirements, if reasonable to do so.

14.5  It is understood and agreed by and between the Parties that if, at any time, either prior to or subsequent to the initiation of this Agreement, the Gaming Authorities render a final determination disapproving the terms and conditions of this Agreement or denying the application of Supplier, its agents, and/or assignee(s), and/or its transferee(s), for any applicable license, or if Harrah’s makes a determination upon investigation that Supplier is unsuitable, then this Agreement shall be deemed terminated as of the date of such disapproval, denial, or determination as though such date were the date originally fixed herein for termination of this Agreement. In the event of such termination, Harrah’s shall not be deemed in default under any provision of this Agreement. Such termination shall not impact Harrah’s obligation to honor reservations made prior to the effective date of termination or Harrah’s obligation to make the repayment required under Section 1.5 hereof.

15.          Attorney Fees

15.1 In the event either Party brings an action against the other to enforce the term, covenants and conditions of this Agreement, or to defend an action brought by the other Party, the prevailing Party in such action shall be reimbursed by the other Party for such costs as may be incurred in such action and any appeal therefrom, including reasonable attorneys’ fees, court costs and expert witness fees.

16.          Notices

16.1 Any and all notices or demands provided for, permitted or required to be given in this Agreement shall be in writing and be conclusively deemed to have been given if (i) personally delivered to the Party entitled to receive the same, or (ii) five (5) days after depositing it in a United States mailbox either by certified or registered mail, postage prepaid, in a sealed envelope addressed to the name and address of the Party entitled to receive the same as set forth hereinabove or (iii) one (1) day if sent via fax to the number listed below and a confirmation receipt is generated or (iv) two (2) days if sent by first class overnight, nationally known delivery or courier service, prepaid in a sealed envelope or package addressed to the name and address of the Party entitled to receive the same as set forth below:

To Harrah’s:	Harrah’s
Attn: Revenue Management
One Harrah’s Court
Las Vegas, Nevada 89119-4312

With Copy to:	General Counsel
One Harrah’s Court
Las Vegas, Nevada 89119-4312
Fax: (702) 494-4323

To Supplier:	ALLEGIANT VACATIONS, LLC.
Attn: Christopher Stacey
8360 S. Durango Drive
Las Vegas, Nevada 89113

With Copy to:	Robert B. Goldberg, Esq.
Ellis Funk, P.C.
3490 Piedmont Road, NE, Suite 400
Atlanta, Georgia 30305
Fax: (404) 233-2188

17.          Security Procedures

Supplier shall be responsible for reasonable screening of all of Supplier’s employees, and, at Harrah’s request, Harrah’s shall receive copies of any screening, investigations or background checks for Supplier’s employees that will have access to Harrah’s Confidential Information. Upon reasonable request, Harrah’s may conduct a background check on any and all of Supplier’s employees that have been granted access to Harrah’s Confidential Information, in its sole discretion and at its sole expense, provided such employee(s) consent. Harrah’s may require Supplier to not permit any of Supplier’s employees to work on Harrah’s account or to perform Services on Harrah’s property at any time. Supplier shall use its best efforts to assist and cooperate with any investigation initiated by Harrah’s loss prevention or security personnel involving any of Supplier’s employees. If Supplier maintains a crime insurance policy or bond that provides coverage for losses caused by the criminal acts of its employees or others, Supplier shall name Harrah’s as an additional insured under such coverage and shall provide Harrah’s with evidence of such coverage upon request. Supplier’s employees shall comply with Harrah’s security procedures at all times, and if any of Supplier’s employees is found in violation of such procedures by Harrah’s, Harrah’s may remove them from Harrah’s account or property immediately, in its sole discretion.

18.          General Provisions

18.1 This Agreement, the Exhibits thereto form the entire agreement between the parties and supersedes all prior agreements, proposals, representations and communications between the parties relating to the subject matter described herein. Notwithstanding the foregoing, however, nothing herein shall be deemed to terminate the Master Distribution Agreement (“MDA”) currently existing by and between Supplier and the Harrah’s entities that are parties to said agreement, except that during the Term of this Agreement, the terms of the MDA shall not apply to the Harrah’s casinos that are parties to this Agreement. Upon termination of this Agreement, the terms of the MDA shall become and remain in full force and effect as related to the Harrah’s casinos that are parties to this Agreement. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representation including the extension and delivery hereof except such representations as are specifically set forth herein, and each of the parties acknowledges that it has relied on its own judgment in entering into this Agreement upon the facts within their knowledge. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statements, law or custom to the contrary notwithstanding. No promise, representation, warranty or covenant not included in this Agreement has been or is relied upon by either Party. Any amendment of this Agreement shall be in writing and signed by both parties.

18.2 If a part of this Agreement is held unenforceable or invalid or prohibited under law, it shall be struck from this Agreement and shall not affect the enforceability of the other parts of this Agreement.

18.3 In the event of a dispute by either Party against the other, each Party will continue to perform their respective obligations in good faith without delay in accordance to the terms and conditions of this Agreement, as if there were no dispute, until such dispute is resolved.

18.4 This Agreement shall be governed by, construed in and enforced in accordance exclusively with the laws of the State of Nevada without regard to its conflict of laws provisions. If any provision of this Agreement is rendered inoperative or illegal by operation of law or otherwise, all other provisions contained herein shall remain in full force and effect, and in such cases the principle of severability shall govern. The Parties agree that should any dispute arise hereon, then such dispute will be litigated, if necessary, solely and exclusively in the courts of Clark County, Nevada, and in no other jurisdiction or forum.

18.5 Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Supplier or Harrah’s without the prior written consent of the other Party; provided that without the prior written consent of the other Party, this Agreement or any of the rights or obligations hereunder may be assigned (i) in connection with the merger or consolidation of such Party with or into another entity or the sale of all or substantially all of the assets or equity of such Party; (ii) by Supplier only to those entities, under common control and ownership of Supplier, such common control and ownership being defined as the direct or beneficial ownership of a voting interest of at least fifty percent (50%), and (iii) by Harrah’s to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

“Affiliate” is defined as those current and future entities, under common control and ownership of Harrah’s such common control and ownership being defined as the direct or beneficial ownership of a voting interest of at least fifty percent (50%) of the right or power, directly or indirectly, to elect a majority of the Board of Directors, and includes all current and future entities managed by Harrah’s.

18.6 There are no third-party beneficiaries to this Agreement, and it will not be construed to create such rights, benefits or remedies generally.

18.7 No delay or single, partial, failure, abandonment or discontinuance of either party to exercise any right, power or privilege hereunder will affect such right, power or privilege,  The parties’ rights and remedies under this Agreement are cumulative and not exclusive.  Any waiver, consent or approval of any failure to comply, breach or default under this Agreement must be in writing, will be effective only to the extent set forth in such writing and will not continue to apply to additional failures to comply, breaches or defaults.

18.8 The headings to the sections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

18.9 The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

18.10 In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

18.11 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

18.12 Supplier acknowledges its receipt of Harrah’s Business Policy which is attached hereto and incorporated herein by reference as Exhibit C.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereby execute this Agreement to be effective on the date first written above:

HARRAH’S:	SUPPLIER:

PARBALL CORPORATION	ALLEGIANT VACATIONS, LLC
d/b/a Bally’s Las Vegas	a Nevada limited liability company
a Nevada corporation
By:
By:	Name:
Name:	Title:
Title:	Date:
Date:

PARIS LAS VEGAS OPERATING COMPANY, LLC
d/b/a Paris Las Vegas
a Nevada limited liability company

By:
Name:
Title:
Date:

FLAMINGO LAS VEGAS OPERATING COMPANY, LLC d/b/a Flamingo Las Vegas
a Nevada limited liability company

By:
Name:
Title:
Date:

RIO PROPERTIES, INC.
d/b/a Rio All-Suite Hotel and Casino
a Nevada corporation

By:
Name:
Title:
Date:

HARRAH’S LAS VEGAS, INC.
d/b/a Harrah’s Las Vegas
a Nevada corporation

By:
Name:
Title:
Date:

DESERT PALACE, INC.
d/b/a Caesars Palace
a Nevada corporation

By:
Name:
Title:
Date:

HARRAH’S IMPERIAL PALACE CORP.
d/b/a Imperial Palace
a Nevada corporation

By:
Name:
Title:
Date:

CORNER INVESTMENT COMPANY, LLC
d/b/a Bill’s Gamblin’ Hall & Saloon
a Nevada limited liability company

By:
Name:
Title:
Date:

EXHIBIT A

PROPERTY LOCATIONS

BALLY’S LAS VEGAS

3645 LAS VEGAS BLVD SOUTH

LAS VEGAS, NV 89109

702-739-4111

CAESARS PALACE

3570 LAS VEGAS BLVD

LAS VEGAS, NV 89109

702-731-7110

FLAMINGO LAS VEGAS

3555 LAS VEGAS BLVD SOUTH

LAS VEGAS, NV 89109

702-733-3111

HARRAH’S LAS VEGAS

3475 LAS VEGAS BLVD SOUTH

LAS VEGAS, NV 89109

702-369-5000

IMPERIAL PALACE

3535 LAS VEGAS BLVD. SO.

LAS VEGAS, NV 89109

702-731-3311

PARIS LAS VEGAS

3655 LAST VEGAS BLVD SOUTH

LAS VEGAS, NV 89109

702-946-7000

RIO SUITES HOTEL & CASINO

3700 WEST FLAMINGO RD

LAS VEGAS, NV 89103

702-252-7777

BILL’S GAMBLIN’ HALL & SALOON

3595 LAS VEGAS BOULEVARD SOUTH

LAS VEGAS, NV 89101

702-737-2100

EXHIBIT B

Weekdays (Sunday through Thursday)

•                  The Harrah’s property indicated below shall provide to Supplier the following number of rooms (first line) at the below listed pricing (line two).

WD Tier 1

BLV	CLV	FLV	HLV	ILV	PLV	RLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at a Harrah’s property, the Harrah’s property at which supply has been exhausted shall provide Supplier the following number of rooms at the Tier 2 price listed immediately below for the remainder of said day.

WD Tier 2

BLV	CLV	FLV	HLV	ILV	PLV	RLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at the Tier 2 price at a Harrah’s property, Supplier may continue to book rooms (subject to availability) at that Harrah’s property and shall be debited at […***…].  Supplier shall have the right to inspect, copy and audit Harrah’s books and records as provided in Section 5.1 of the Agreement.

Weekend (Friday and Saturday)

•                  The Harrah’s property indicated below shall provide to Supplier the following number of rooms (first line) at the below listed pricing (line two).

WD Tier 1

BLV	CLV	FLV	HLV	ILV	PLV	RLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at a Harrah’s property, the Harrah’s property at which supply has been exhausted shall provide Supplier the following number of rooms at the Tier 2 price below listed immediately below for the remainder of said day.

WD Tier 2

BLV	CLV	FLV	HLV	ILV	PLV	RLV	Total
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

•                  Should Supplier exhaust its supply of rooms during any single day at the Tier 2 price at a Harrah’s property, Supplier may continue to book rooms (subject to availability) at that Harrah’s property and shall be debited at […***…].

Restrictions applicable to all rooms provided to Supplier under the terms of the Agreement:

A.            The following dates shall be considered “special event” dates and Supplier shall not be permitted to book any rooms at the preferred pricing referred to hereinabove on said dates:

a.               […***…]

b.              […***…]

c.               […***…]

B.             On special event dates, Harrah’s shall provide Allegiant will rooms at rates that are priced at […***…]. If a special event date is stop-sold through other wholesale channels for any individual Harrah’s property, inventory at said Harrah’s property will also be “stop-sold” to Allegiant, which means that Allegiant shall not be entitled to book any additional rooms at said Harrah’s property.

C.             If any date is stop-sold at a Harrah’s property through other wholesale channels and Allegiant has not, at the time the stop-sell occurs, used all blocked rooms in Tier 1 and Tier 2 for that Harrah’s property, Allegiant will be allowed to continue to sell rooms at the agreed tier rates at the specific Harrah’s property that is “stop selling” for all available allocated rooms in Tier 1 and up to 50% of the available allocated rooms in Tier 2, but shall not be entitled to book any other rooms at a discounted rate. By way of example:

3.               If Allegiant has booked rooms less than the total allocated in Tier 1 for a Harrah’s property at the time at which a stop sell occurs at that Harrah’s property for other wholesale channels, Allegiant will be allowed to book the remaining rooms available to it in Tier 1 at the specified Tier 1 rate, as well as 50% of its allocation in Tier 2 at the Tier 2 rate.

4.               If Allegiant has booked a room total greater than 50% of its allocation of Tier 2 rooms at the Harrah’s property at the time the Harrah’s property moves to a stop-sell status, Allegiant may not book any additional rooms for that date at the discounted rates described in this Agreement.

D.             The allocation of rooms provided to Allegiant as described herein is non-cumulative. In other words, rooms not booked on a given day may not be carried over to any other day. By way of example, if Allegiant books […***…] rooms at Bally’s at the Tier 1 rate on a given weekday, it may not book […***…] rooms at the Tier 1 rate the next day.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

HARRAH’S BUSINESS POLICY

Harrah’s Entertainment, Inc., and its subsidiaries and affiliates (“Harrah’s” or the “Company”) conduct business in a highly regulated environment pursuant to licenses issued by numerous gaming regulatory agencies. As a result, Harrah’s is required to adhere to strict standards regarding its business relationships. The following standards of ethics and conduct must be adhered to in connection with a business relationship with Harrah’s.

NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

During the course of its association with you, Harrah’s may disclose information, data, operating results, internal projections, internal reports and other information deemed proprietary to Harrah’s. While Harrah’s considers any disclosure of such information inappropriate, if you are specifically notified by Harrah’s that such information is confidential and proprietary, as part of Harrah’s policies, you must agree to the following.

•                       Disclose such information only to your employees with a need to know the information in order to fulfill their obligations in connection with the relationship with Harrah’s;

•                       Use the highest degree of care to avoid disclosure to any third party and to refrain from publishing any information obtained by your employees, agents, or representatives through your relationship with Harrah’s;

•                       Refrain from disclosing to any third party any written or verbal information provided by Harrah’s without first obtaining written permission from an authorized Harrah’s representative; and

•                       Refrain from copying or otherwise reproducing any of the information obtained by your employees, agents, or representatives through your relationship with Harrah’s.

Note: The foregoing does not supersede any other obligations specified in any particular agreement with Harrah’s.

CONFLICTS OF INTEREST

Offers of Payments, Loans, Entertainment and Gifts by Any Company Doing Business with Harrah’s

Harrah’s employees must avoid acts and situations that are improper or that might impair good judgment when acting on behalf of the company. As such, gifts, services and entertainment outside the normal course of business and valued at more than $250 are not to be given to or received by Harrah’s employees. While we discourage our vendors and suppliers from giving gifts, nominal gifts valued at less than $250 may be given to or received from persons or entities with which Harrah’s conducts business in accordance with accepted business practices. The giving or receiving of CASH is strictly prohibited.

Harrah’s employees are also prohibited from accepting travel and/or lodging by any company doing business with Harrah’s without the prior written approval of the appropriate personnel.

Prohibited receipts and payments

The payment of or acceptance of anything of value directly or indirectly; is prohibited from any party/business entity.

Harrah’s employees shall not ask, or direct any company doing business with Harrah’s, to make any payment for or on Harrah’s behalf or with funds provided by Harrah’s, to any public official or any government or government agency (domestic or foreign).

Political Contributions

Harrah’s employees shall not ask or direct any company doing business with Harrah’s to make any political contribution or expenditure for or on the Company’s behalf or with funds provided by the Company.

Interests in Organizations Doing Business with the Company

•                       Employees may not have an interest in a firm (other than an insignificant interest) that does business with Harrah’s.

•                  Employees may not engage in a private business relationship with a person or firm doing business with the Company, particularly if the individual supervises the Company’s relationship with that person or firm.

•                  Employees may not engage in a private business venture with an officer or other employee of a firm that competes with the Company.

•                  Employees may not engage in a competing business or own stock or other securities of a competitor other than insignificant interests.

Hotline

The Company has established a Hotline for employees and interested third parties such as vendors, and business partners to anonymously report suspected criminal activity, illegal misconduct or unethical conduct and/or suspected safety violations occurring within the Company. The Hotline number is 1-877-450-5199. If you choose not to give your name when you report your concern, your anonymity will be protected. The Hotline is maintained by an outside reporting agency. Calls are not recorded; there is no caller ID system.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

DIRECT CONNECTIVITY

Harrah’s has contracted with HBSi, Inc., as its technology solution for direct connectivity between each Harrah’s property and the many distribution channels they work with.

ROOM BLOCKS AND RATES

Once direct connectivity is established between SUPPLIER and HOTEL, all inventory and rates will be exchanged automatically via the direct connect technology between SUPPLIER and HOTEL. During the term of this Agreement, the room block, room rates and room availability exchanged shall be in accordance with Exhibit B.

LAND ONLY RATES

Once direct connectivity is established, in addition to “Package” rates, SUPPLIER will also have the ability to sell “land only rates” (standalone hotel rooms which are not bundled with airfare).

Supplier acknowledges that Harrah’s “Best Rate Guarantee” Policy provides that Harrah’s customers will receive the lowest possible room rates available through Harrah’s owned sites and distribution channels.  In furtherance of this policy, Supplier is required to apply a mark up above the wholesale price charged to Supplier by Harrah’s for all properties resold on Supplier’s site.  The mark up must be sufficient to raise the selling price of the room only sale to the same price (or higher) than the rate offered to the general public on Harrah’s proprietary websites.

RESERVATION INFORMATION

Once direct connectivity is established, reservation information will be passed electronically via HBSi from Supplier to Hotels.

In the absence of direct connectivity, SUPPLIER shall either forward to HOTEL all reservations booked as they are reserved or via one rooming list containing all reservations booked within a twenty-four (24) hour period, once per day at a mutually agreed upon time.  Said reservation notice/rooming list shall contain valid guest names only, no “TBA” designations or rooms requested under company names.  The reservation notice/rooming list is to be transmitted via email or fax to the Room Reservations Department as outlined below.

Las Vegas Reservations Department

Phone:	702-733-3239
Fax:	702-697-2655
Email:	blv_wholesale@harrahs.com
clv_wholesale@harrahs.com
flv_wholesale@harrahs.com
hlv_wholesale@harrahs.com
ilv_wholesale@harrahs.com
plv_wholesale@harrahs.com
rlv_wholesale@harrahs.com

CUT OFF

At 72 hours prior to arrival, all rooms within the contracted block not sold will automatically be released back to the HOTEL. Reservations received thereafter will be accepted by HOTEL only if space is available.  Valid name changes will be accepted until 72 hours prior to the arrival date.

HOTEL OCCUPANCY TAX

Rates provided to SUPPLIER are non-commissionable and do not reflect the twelve percent (12%) county room tax, which is an additional charge.  Room occupancy tax is subject to change.

GROUPS

SUPPLIER will fax a rooming list to HOTEL not later than fourteen (14) days in advance of each group’s arrival.  The rooming list shall be accompanied by the attached Group Booking Notice and provide the following:  Arrival & Departure information including flight times, number of rooms, guests’ names occupying each room, group leader name and room type preference such as smoking/non-smoking, king or two (2) queens.  However, room type is NOT guaranteed.

BAGGAGE

For group arrivals of ten (10) or more rooms, a baggage handling fee at each hotel may be charged per person to SUPPLIER by HOTEL at the following rates:

Bally’s: $5.50

Caesars: $6.50

Flamingo: $7.00

Harrah’s Las Vegas: $5.50

Imperial Palace: $7.00

Paris: $5.50

Rio: $7.00

For individual travelers or groups of less than ten (10) rooms, SUPPLIER will not be charged a baggage handling service fee.  The baggage handling fee is subject to change.  SUPPLIER will be advised in such event.

SUPPLIER must indicate on its rooming list, by separate code, all group arrivals of ten (10) or more rooms.  Group leader must supply a baggage pull and departing bus time to the Bell Captain at least forty-eight (48) hours prior to departure.

CHECK-IN / OUT

Operator shall advise its customers that HOTEL check-in time is 4:00 p.m. and the check-out time is 11:00 a.m.  Late check-out may be available at the discretion of the HOTEL.

CANCELLATION POLICY

SUPPLIER guarantees the first night of all reservations, regardless of check-in times.  SUPPLIER will be responsible for payment of the first night room and tax charges for any room reservation cancelled less than 72 hours in advance of the expected arrival date.

NO-SHOW POLICY

SUPPLIER will be responsible for payment of the first night room and tax charges for all “no show” reservations.

ADDITIONAL CHARGES

Rollaway / Cribs

Rollaway and crib accommodations will be at an additional daily charge based on rates currently in force by the HOTEL. This fee will be waived when the additional person charge is applied.

Extra Person

Rates are for single or double occupancy only. An additional person rate of thirty dollars ($30.00) per person, per night will be charged to the hotel guest, regardless of age. Maximum occupancy is four (4) persons per room.

Rates are for single or double occupancy only.

GUIDE ANIMALS / SEEING EYE DOGS / PET POLICY

All Harrah’s properties allow guide animals / seeing eye dogs.  Property reserves the right to ask the nature of the disability upon check-in.  Other than guide animals / seeing eye dogs, pets are not allowed in the hotel.

INCIDENTAL OBLIGATIONS

SUPPLIER shall advise its guests that at the time of check-in, each individual guest will be required to provide HOTEL with a valid credit card or cash deposit in the amount of $100 per each day of guest stay if paying via credit card, or $200 for the entire guest stay if paying via cash (the $200 cash deposit will only activate in room movies and phone).  If the guest fails to provide the requested credit card or cash deposit, HOTEL will refuse to allow said guest to check into HOTEL.

UPGRADES

Any requests by guests upon arrival for upgraded accommodations, which were not previously arranged by SUPPLIER, will be subject to availability at the HOTEL’S current upgrade charge.  The upgrade fee will be the responsibility of the guest and the SUPPLIER will NOT be billed for the upgrade charge.

PHOTO IDENTIFICATION

SUPPLIER shall advise its customers that at the time of check-in, each individual guest will be required to provide HOTEL with valid photo identification before guest will be allowed to check into HOTEL.  If the guest fails to provide the requested photo identification, or in the event the photo identification does not match the name on the reservation, HOTEL reserves the right to refuse to allow said guest to check into HOTEL.

SUPPLIER understands that one (1) guest per room must be at least twenty-one (21) years of age to check in.